UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

CANNAE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

CARRONADE CAPITAL MASTER, LP

CARRONADE CAPITAL MANAGEMENT, LP

CARRONADE CAPITAL GP, LLC

CARRONADE CAPITAL MANAGEMENT GP, LLC

DAN GROPPER

MONA ABOELNAGA

BENJAMIN C. DUSTER, IV

DENNIS A. PRIETO

CHÉRIE L. SCHAIBLE

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Carronade Capital Master, LP (“Carronade”), together with the other participants named herein, has filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of Carronade’s slate of four director nominees at the 2025 annual meeting of shareholders of Cannae Holdings, Inc., a Nevada corporation.

On April 7, 2025, Carronade issued the following press release:

Carronade Capital Files Preliminary Proxy Statement for Cannae Holdings 2025 Annual Meeting

Underscores Critical Need to Establish Accountability and Independence on the Board

Outlines Attributes of Carronade’s Four Independent and Highly Qualified Director Nominees and Why They Are Best-Suited to Create Value

DARIEN, Conn., April 7, 2025 – Carronade Capital Master, LP (together with its affiliates, “Carronade Capital”, “our” or “we”), which beneficially owns approximately 3.1 million shares of Common Stock of Cannae Holdings, Inc. (NYSE: CNNE) (“Cannae” or the “Company”) and is one of the Company’s top five shareholders, today filed a preliminary proxy statement in connection with its nomination of four independent and highly qualified candidates for election to the Cannae Board of Directors (the “Board”) at the upcoming 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”).

Carronade also commented on Cannae’s recent announcements:

“Cannae’s recent actions following our engagement are too little, too late, and do not go nearly far enough to rectify chronic underperformance, egregious corporate governance, and in our view, unfair benefits and severance payouts granted to Bill Foley with the blessing of his handpicked and intertwined Board. Promising to return a portion of shareholder funds to their rightful owners over an undetermined period of time and transitioning to annual director elections over a multi-year period are woefully insufficient to rectify the serious issues that we believe are plaguing Cannae under the oversight (or lack thereof) of such an entrenched, crony Board. Notably, the Board outrageously bettered Foley's already offensive exit package amidst settlement discussions, guaranteeing him a cash buyout for half his shares at a premium to market if he resigns for “good reason”, including if any director not supported by Foley is elected to the Board. Cannae shareholders deserve better.

“We believe Cannae’s recent statements about its future plans are insufficient to unlock the value of the portfolio and eliminate the ongoing, significant discount to NAV. Cannae’s previous attempts to close the discount to NAV have failed because we believe the market lacks confidence that this beholden Board will safeguard shareholder assets instead of further enriching management and themselves. The Board's continuing conduct is clear evidence that new, truly independent directors such as Carronade's nominees are needed to address the many deficiencies on display and re-direct Cannae toward meaningful change, enabling value creation for all shareholders.”

Carronade has nominated four highly qualified candidates – Mona Aboelnaga, Benjamin Duster, Dennis Prieto and Cherie Schaible – each of whom possess the specific expertise and knowhow to pursue achievable value creative initiatives, which we believe will facilitate Cannae’s strategic transformation, turn around Cannae’s chronic underperformance, and drive shareholder value. Importantly, all of Carronade’s nominees are truly independent and will bring a renewed sense of shareholder accountability to Cannae’s board, working not for Mr. Foley, but instead for the true owners of Cannae – the shareholders.

If elected, we believe Carronade’s nominees will be instrumental in unlocking substantial value for shareholders and restoring shareholder confidence through several value creation initiatives, including:

•	Committing to a certain and timely return of meaningfully more capital to shareholders through spin outs or substantial buybacks and providing a clear investment narrative to shareholders;
•	Refreshing the leadership of the Affiliate Transaction Committee and the Nomination and Governance Committee with the four new nominees, and creating a Value Maximization committee tasked with the formulation and oversight of successful execution of a plan designed to improve shareholder returns; and
•	Implementing a corporate overhead cost reduction program and converting the Trasimene Capital Management termination fee into performance-based, vesting stock compensation.

Carronade looks forward to engaging with shareholders and expects the 2025 Annual Meeting to occur around mid-June 2025 consistent with prior meetings. Shareholders do not need to take any action at this time.

About Carronade Capital

Carronade Capital is a multi-strategy investment firm based in Connecticut with over $2.2 billion in assets under management that focuses on process driven investments in catalyst-rich situations. Carronade Capital was founded in 2019 by industry veteran Dan Gropper and is based in Darien, Connecticut. The Funds managed by Carronade Capital were launched on July 1, 2020, and the firm employs 15 team members. Dan Gropper brings with him nearly three decades of special situations credit experience serving in senior roles at distinguished investment firms, including Elliott Management Corporation, Fortress Investment Group and Aurelius Capital Management, LP.

Media Contact:

Paul Caminiti / Jacqueline Zuhse

Reevemark

(212) 433-4600

Carronade@reevemark.com

Investor Contact:

Andy Taylor / Win Rollins

Carronade Capital Management, LP

(203) 485-0880

ir@carronade.com

Pat McHugh

Okapi Partners LLC

(212) 297-0720

info@okapipartners.com

Disclaimers

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. This press release does not recommend the purchase or sale of a security. There is no assurance or guarantee with respect to the prices at which any securities of Cannae Holdings, Inc. (the “Company”) will trade, and such securities may not trade at prices that may be implied herein. In addition, this press release and the discussions and opinions herein are for general information only, and are not intended to provide financial, legal or investment advice. Each shareholder of the Company should independently evaluate the proxy materials and make a decision that aligns with their own financial interests, consulting with their own advisers, as necessary.

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. Although Carronade Capital and its affiliates believe that the expectations reflected in forward-looking statements contained herein are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and are generally beyond the control of Carronade or the Company—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. In addition, the foregoing considerations and any other publicly stated risks and uncertainties should be read in conjunction with the risks and cautionary statements discussed or identified in the Company's public filings with the U.S. Securities and Exchange Commission, including those listed under “Risk Factors” in the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q . The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Carronade does not undertake any obligation to update or revise any forward-looking information or statements. Certain information included in this press release is based on data obtained from sources considered to be reliable. Any analyses provided herein is intended to assist the reader in evaluating the matters described herein and may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should not be viewed as factual and should not be relied upon as an accurate prediction of future results. All figures are estimates and, unless required by law, are subject to revision without notice.

Certain of the funds(s) and/or account(s) (“Accounts”) managed by Carronade Capital Management, LP (“Carronade Capital Management”) currently beneficially own shares of the Company. Carronade Capital Management in the business of trading (i.e., buying and selling) securities and intends to continue trading in the securities of the Company. You should assume the Accounts will from time to time sell all or a portion of its holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. Consequently, Carronade Capital Management's beneficial ownership of shares of, and/or economic interest in, the Company may vary over time depending on various factors, with or without regard to Carronade Capital Management's views of the Company's business, prospects, or valuation (including the market price of the Company's shares), including, without limitation, other investment opportunities available to Carronade Capital Management, concentration of positions in the portfolios managed by Carronade Capital Management, conditions in the securities markets, and general economic and industry conditions. Without limiting the generality of the foregoing, in the event of a change in the Company's share price on or following the date hereof, Carronade Capital Management may buy additional shares or sell all or a portion of its Account’s holdings of the Company (including, in each case, by trading in options, puts, calls, swaps, or other derivative instruments relating to the Company’s shares). Carronade Capital Management also reserves the right to change the opinions expressed herein and its intentions with respect to its investment in the Company, and to take any actions with respect to its investment in the Company as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

Certain Information Concerning the Participants

Carronade Capital Master, LP, together with the other participants named herein (collectively, “Carronade Capital”), has filed a preliminary proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Carronade Capital’s highly-qualified director nominees at the 2025 annual meeting of stockholders of the Company.

CARRONADE CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Carronade Capital Master, LP (“Carronade”), Carronade Capital GP, LLC (“Carronade GP”), Carronade Capital Management, Carronade Capital Management GP, LLC (“Carronade Management GP”), Dan Gropper, Mona Aboelnaga, Benjamin C. Duster, IV, Dennis A. Prieto and Chérie L. Schaible.

As of the date hereof, Carronade beneficially owns directly 2,874,116 shares of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”). Carronade GP, as the general partner of Carronade, may be deemed the beneficial owner of the 2,874,116 shares of Common Stock owned by Carronade. As of the date hereof, 176,809 shares of Common Stock were held in a certain account managed by Carronade Capital Management (the “Managed Account”). Carronade Capital Management, as the investment manager of Carronade, may be deemed the beneficial owner of an aggregate of 3,050,925 shares of Common Stock directly owned by Carronade and held in the Managed Account. Carronade Management GP, as the general partner of Carronade Capital Management, may be deemed the beneficial owner of an aggregate of 3,050,925 shares of Common Stock directly owned by Carronade and held in the Managed Account. As the Managing Member of Carronade Management GP, Mr. Gropper may be deemed the beneficial owner of an aggregate of 3,050,925 shares of Common Stock directly owned by Carronade and held in the Managed Account. As of the date hereof, Ms. Aboelnaga directly beneficially owns 1,400 shares of Common Stock. As of the date hereof, Mr. Duster directly beneficially owns 1,338.329 shares of Common Stock. As of the date hereof, Mr. Prieto directly beneficially owns 820 shares of Common Stock. As of the date hereof, Ms. Schaible directly beneficially owns 1,360 shares of Common Stock.